UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 10, 2011

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

2011 Annual Meeting of Stockholders

New York Mortgage Trust, Inc. (the “Company”)  held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) in San Francisco, California on Tuesday, May 10, 2011.  The proposals considered and approved by stockholders at the 2011 Annual Meeting were the following:

•	the election of five directors to the board of directors; and
•	the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Election of Directors

Each of the individuals listed below was duly elected as a director of the Company to serve until the 2012 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  Set forth below are the results of the vote for the election of directors:

Name	Votes For	Votes Withheld
James J. Fowler	4,363,812	480,471
Alan L. Hainey	4,704,330	139,953
Steven R. Mumma	4,668,470	175,813
Steven G. Norcutt	4,393,181	451,102
Daniel K. Osborne	4,704,317	139,966

In addition, there were 3,458,941 broker non-votes associated with the election of the directors.

Appointment of Independent Registered Public Accounting Firm

A proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2011 was also presented at the 2011 Annual Meeting.  Set forth below are the results of the vote for the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor:

Votes For	Votes Against	Abstentions
8,138,628	40,243	124,353

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: May 13, 2011	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President

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